Exhibit 10.8

PROMISSORY NOTE

$250,000,000.00	[•], 2015

FOR VALUE RECEIVED, the undersigned, GAMCO Investors, Inc., a Delaware corporation (the “Maker”), hereby promises to pay to Associated Capital Group, Inc., a Delaware corporation (the “Holder”), the Outstanding Principal Amount (as defined herein) of this Promissory Note (this “Note”), in lawful money of the United States of America, in accordance with the terms, and on the dates, set forth herein.  This Note has been executed by the Maker and delivered to and accepted by the Holder on the date set forth above (the “Effective Date”).

1.                                      Definitions.  For purposes of this Note, the following terms shall have the meanings set forth below:

(a)                                 “Bankruptcy Law” means Title 11 of the United States Code (11 U.S.C. 101 et seq.), as amended from time to time, and any successor statute, or if the context so requires, any similar federal or state law.

(b)                                 “Business Day” means any day except Saturday, Sunday or any day on which banking institutions in The City of New York, New York are authorized or required by law, regulation or executive order to remain closed.

(c)                                  “Effective Date” shall have the meaning set forth in the Preamble.

(d)                                 “Event of Default” shall have the meaning set forth in Section 7.

(e)                                  “Holder” shall have the meaning set forth in the Preamble.

(f)                                   “Interest Payment Date” shall have the meaning set forth in Section 4.

(g)                                  “Interest Rate” shall have the meaning set forth in Section 3.

(h)                                 “Maker” shall have the meaning set forth in the Preamble.

(i)                                     “Material Subsidiary” means any Subsidiary that meets either of the following conditions:  (1) the Maker’s and its Subsidiaries’ investments in and advances to such Subsidiary exceed 10% of the Maker’s and its Subsidiaries’ total assets consolidated (determined in accordance with United States generally accepted accounting principles) as of the end of the most recent fiscal quarter; or (2) the Maker’s and its Subsidiaries’ proportionate share of the total assets (after intercompany eliminations) of such Subsidiary exceeds 10% of the Maker’s and its Subsidiaries’ total assets consolidated (determined in accordance with United States generally accepted accounting principles) as of the end of the most recent fiscal quarter.

(j)                                    “Note” shall have the meaning set forth in the Preamble.

(k)                                 “Original Principal Amount” means two hundred and fifty million dollars ($250,000,000.00), which is the original aggregate principal amount of this Note on the Effective Date.

(l)                                     “Original Principal Amount Maturity Date” shall have the meaning set forth in Section 5.

(m)                             “Original Principal Payment Date” shall have the meaning set forth in Section 5.

(n)                                 “Outstanding Principal Amount” means principal amount of this Note that is outstanding from time to time, which, for the avoidance of doubt shall be the Original Principal Amount, plus any PIK Amounts that at such time has been added thereto, less any payments or prepayments of principal made in cash pursuant to the terms hereof, including, without limitation, Sections 5 and 6 hereof.

(o)                                 “Person” means a corporation, an association, a partnership, a limited liability company, an individual, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

(p)                                 “PIK Amount” shall have the meaning set forth in Section 4.

(q)                                 “PIK Amount Maturity Date” shall have the meaning set forth in Section 5.

(r)                                    “Subsidiary” means, with respect to the Maker, any Person (excluding an individual) a majority of the outstanding voting stock, partnership interests, membership interests or other equity interest, as the case may be, of which is owned or controlled, directly or indirectly, by the Maker or by one or more other Subsidiaries of the Maker.  For the purposes of this definition, (i) “voting stock” means stock having voting power for the election of directors, trustees or managers, as the case may be, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency and (ii) in the case of a partnership, such partnership shall only be deemed to be a Subsidiary of the Maker if (A) the Maker or a Subsidiary of the Maker is the sole general partner or the managing general partner of such partnership or (B) the only general partners of such partnership are the Maker or one or more Subsidiaries of the Maker (or a combination thereof).

For the avoidance of doubt, all references to “principal” or “principal amount” in this Note shall include principal in the form of any PIK Amount that at such time has been added to the Outstanding Principal Amount of this Note.

2.                                      Spin-off Transaction.  This Note is being issued to partially capitalize Holder in connection with the spin-off of the Maker’s alternative investment management business, its institutional research services business and certain cash and other assets to Holder.

3.                                      Interest Rate.  Interest shall accrue on the Outstanding Principal Amount of this Note from and including the Effective Date until the date all of the Outstanding Principal Amount is paid in full, in cash, at the rate of four percent (4.0%) per annum (the “Interest Rate”).  Interest on the Outstanding Principal Amount of this Note shall not accrue on such Outstanding Principal Amount, or any portion thereof, for the day on which such Outstanding Principal Amount or such portion is paid.  The Maker shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal, if any, at the rate equal to 2.0% per annum in excess of the then applicable interest rate on the Note to the extent lawful.  The Maker shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

4.                                      Payment of Interest.  The Maker agrees to make annual interest payments at the Interest Rate in cash to the Holder on the Outstanding Principal Amount in arrears on each anniversary of the Effective Date (each such date, an “Interest Payment Date”).  Interest on this Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Effective Date; provided, however, at the election of the Maker, payments of this Note may, in lieu of being paid in cash, be paid, in whole or in part, in kind (each such in kind interest, a “PIK Amount”) on the then-Outstanding Principal Amount (which shall thereby increase the then-Outstanding Principal Amount by adding such PIK Amount due on such Interest Payment Date to the then-Outstanding Principal Amount).  Notwithstanding the foregoing, in no event shall any interest be paid in kind pursuant to the preceding sentence with respect to any Interest Payment Date subsequent to [•], 2019.(1)

5.                                      Payment of Principal.  Subject to Section 6(d) hereof, the Maker agrees to repay the Original Principal Amount of this Note to the Holder, in cash, in five equal annual installments of fifty million dollars ($50,000,000.00) on each Interest Payment Date (each, an “Original Principal Payment Date”) up to and including [•], 2020 (the “Original Principal Amount Maturity Date”) and shall repay all PIK Amounts added to the Outstanding Principal Amount of this Note to the Holder, in cash, on the fifth anniversary of the date on which each such PIK Amount was added to the Outstanding Principal Amount of this Note (such fifth anniversary date with respect to any PIK Amount, a “PIK Amount Maturity Date”), with all PIK Amounts to be paid by Holder no later than [•], 2024.(2)

6.                                      Application of Payments; Prepayment.

(a)                                 All cash payments in respect of this Note shall be applied as follows: (i) first, to the payment in full of the accrued and unpaid interest hereunder that is not paid in kind in the form of PIK Amounts pursuant to the proviso in the second sentence of Section 4 hereof, and (ii) second, to the payment of the Outstanding Principal Amount, including the PIK Amounts included therein, in accordance with Section 5.

(b)                                 Upon payment in full of the entire Outstanding Principal Amount, including all PIK Amounts included therein, in cash, and all accrued and unpaid interest thereon to such date in cash pursuant to the proviso in the second sentence of Section 4 hereof, this Note shall be deemed cancelled and the Holder shall cause this Note to be marked “Paid in Full” and promptly returned to the Maker.

(c)                                  If any payment under this Note (interest, principal or otherwise) would otherwise be due on a day other than Business Day, then such payment shall instead be due on the next succeeding Business Day and no adjustment shall be made to the amount of such payment as a result of such deferral.

(d)                                 The Maker may prepay all or any portion of the then- Outstanding Principal Amount, including all PIK Amounts included therein, of this Note at any time without penalty or premium.  Prepayments on such Outstanding Principal Amount of this Note shall be applied to the Original Principal Amount and any or all PIK Amounts included in the Outstanding Principal Amount as directed by the Maker.  In the case of a partial prepayment of the Original Principal Amount of this Note, the remaining Original Principal Amount shall be paid ratably over the remaining Original Principal Payment Dates until the Original Principal Amount Maturity Date.

(1)  This date would be the fourth Interest Payment Date.

(2)  This date is five years from the last interest date on which interest may be paid in kind.

7.                                      Events of Default.

(a)                                 Each of the following events shall constitute an event of default (an “Event of Default”):

(i)                                     Failure of the Maker to pay any interest when due in accordance with the terms of this Note and such failure is not cured within 30 days;

(ii)                                  Failure of the Maker to pay any principal amounts when due in accordance with the terms of this Note, including the Original Principal Amounts payable on each Original Principal Payment Date and on the Original Principal Amount Maturity Date and any PIK Amounts payable on each PIK Amount Maturity Date;

(iii)                               The Maker or any of its Material Subsidiaries (as defined below) pursuant to or under or within the meaning of any Bankruptcy Law (as defined below):

(1)                                 commences a voluntary case or proceeding seeking liquidation, reorganization or other relief with respect to the Maker or any of its Material Subsidiaries or their debts or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Maker or any of its Material Subsidiaries or any substantial part of the property of the Maker or any of its Material Subsidiaries; or

(2)                                 consents to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against the Maker or any of its Material Subsidiaries; or

(3)                                 consents to the appointment of a custodian of it or for all or substantially all of its property; or

(4)                                 makes a general assignment for the benefit of creditors; or

(iv)                              an involuntary case or other proceeding shall be commenced against the Maker or any of its Material Subsidiaries seeking liquidation, reorganization or other relief with respect to the Maker or any of its Material Subsidiaries or their debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Maker or any of its Material Subsidiaries or any substantial part of the property of the Maker or any of its Material Subsidiaries, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of thirty (30) calendar days; or

(v)                                 a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(1)                                 is for relief against the Maker or any of its Material Subsidiaries in an involuntary case or proceeding; or

(2)                                 appoints a trustee, receiver, liquidator, custodian or other similar official of the Maker or any of its Material Subsidiaries or any substantial part of the property of the Maker or any of its Material Subsidiaries; or

(3)                                 orders the liquidation of the Maker or any of its Material Subsidiaries;

and, in each case in this clause (v), the order or decree remains unstayed and in effect for thirty (30) calendar days,

(b)                                 Acceleration.  Upon the occurrence of an Event of Default set forth in Sections 7(a)(i) or 7(a)(ii) hereof, the Holder may, by written notice to the Maker, declare this Note to be due and payable, whereupon the Outstanding Principal Amount, including all PIK Amounts included therein, together with all accrued and unpaid interest thereon and any and all other amounts payable hereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.  If an Event of Default specified in Sections 7(a)(iii), 7(a)(iv) or 7(a)(v) occurs, the Outstanding Principal Amount, including all PIK Amounts included therein, together with all accrued and unpaid interest thereon and any and all other amounts payable hereunder, shall become immediately automatically due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

8.                                      Miscellaneous.

(a)                                 Successors and Assigns.  The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and permitted assigns of the Maker and the Holder.  The Holder may not assign any of its rights or obligations hereunder without the written consent of the Maker.  The Maker may assign its rights and obligations hereunder to any affiliate of Maker, so long as the Maker continues to remain obligated for its responsibilities, liabilities and obligations hereunder.

(b)                                 Loss or Mutilation of Note.  Upon receipt by the Maker of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note (together with indemnity reasonably satisfactory to the Maker), the Maker shall, in the case of loss, theft, destruction or mutilation, or the surrender and cancellation of this Note, execute and deliver to the Holder a new promissory note of like tenor and denomination as this Note to replace this Note.

(c)                                  Place of Payment.  All payments due hereunder shall be made by checks or by wire transfer of United States Dollars and in immediately available funds to one or more accounts designated by the Holder to the Maker in writing.

(d)                                 GOVERNING LAW.  THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.

(e)                                  WAIVER OF JURY TRIAL.  EACH OF THE MAKER AND THE HOLDER, BY ACCEPTING THIS NOTE, AGREES THAT IT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO JURY TRIAL OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS NOTE OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS IN RESPECT OF THIS NOTE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE.  EACH OF THE MAKER AND THE HOLDER, BY ACCEPTING THIS NOTE, HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT EACH OF THE HOLDER AND THE MAKER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS NOTE WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE HOLDER OR THE MAKER TO THE WAIVER OF SUCH PERSON’S RIGHT TO TRIAL BY JURY.

(f)                                   Waiver and Amendment.  Any term of this Note may be amended, waived or modified only with the written consent of the Maker and the Holder.  The Maker hereby waives presentment for payment, demand, notice of demand, notice of non-payment or dishonor, protest and notice of protest of this Note and agrees that the Holder shall not be required first to institute any suit, or to exhaust its remedies against the Maker in order to enforce the payment of this Note.  No failure or delay on the part of the Holder in exercising any right, power or privilege hereunder or under this Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude or require any other or further exercise thereof or the exercise of any other right, power or privilege.

(g)                                  Headings; Interpretation.  Section and subsection headings in this Note are included for convenience purposes only and shall not affect the construction or interpretation of any term or provision of this Note.

(h)                                 Unsecured.  For the avoidance of doubt, the Maker and the Holder acknowledge that this Note and all obligations, liabilities and indebtedness evidenced hereby and/or incurred by the Maker hereunder are not secured by any collateral and represent general unsecured obligations of the Maker.

(i)                                     Tax Matters.  The Maker shall be entitled to withhold from any payment to Holder under this Note (and any such withheld amounts shall be deemed paid to such Holder for the purposes of this Note) if such withholding is otherwise required by applicable law.

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IN WITNESS WHEREOF, the Maker has caused this Note to be duly executed and delivered as of the date first above written.

Maker:
GAMCO INVESTORS, INC.

By:
Name:
Its:

ACCEPTED AND AGREED:

HoLder:
Associated Capital group, inc.

By:
	Name:	Kieran Caterina
	Title:	Chief Financial Officer